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                                 [LETTERHEAD]





                                 June 10, 1996




Affiliated Computer Services, Inc.
2828 North Haskell Avenue
Dallas, Texas 75204


Ladies and Gentlemen:

     We have acted as counsel to Affiliated Computer Services, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of 4,027,500 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), and up to an additional 604,125 shares of Common Stock subject to an over-allotment option as described in the Registration Statement of the Company on Form S-3 (No. 333-______) (the "Registration Statement") filed with the Securities and Exchange Commission. Upon registration, the Company proposes to sell such shares to the Underwriters (the "Underwriters") listed in the final Prospectus (the "Prospectus") which forms a part of the Registration Statement.

     In rendering this opinion, we have examined and relied upon executed originals, counterparts or copies of such documents, records and certificates (including certificates of public officials and officers of the Company) as we considered necessary or appropriate for enabling us to express the opinions set forth herein. In all such examinations, we have assumed the authenticity and completeness of all documents submitted to us as originals and the conformity to originals and completeness of all documents submitted to us as photostatic, conformed, notarized or certified copies.

     Based on the foregoing, and assuming that the Pricing Committee of the Company's Board of Directors duly approves the number of shares of Common Stock to be issued and the price of such shares, we are of the opinion that such shares, when issued and sold to the Underwriters as described in the Registration Statement, will be validly issued, fully paid and nonassessable.



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Affiliated Computer Services, Inc.
June 10, 1996
Page 2


     This opinion may be filed as an exhibit to the Registration Statement.
We also consent to the reference to this firm as having passed on the validity of the Shares under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                       Very truly yours,

                                       Hughe & Luce L.L.P